UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SOUPMAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SOUPMAN, INC.

1110 South Avenue, Suite 100
Staten Island, New York 10314
(212) 768-7687

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Soupman, Inc.:

We hereby notify you that a special meeting of stockholders of Soupman, Inc., a Delaware corporation, will be held on February 16, 2016 at 9:00 a.m. (Eastern Time), at the offices of the Company’s attorneys McLaughlin & Stern located at 260 Madison Avenue, New York, New York 10016, for the following purposes:

(1)

to approve an amendment to our Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000 and;

(2)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on January 15, 2016 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2016 special meeting. The list of the stockholders of record as of the close of business on January 15, 2016 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the Board of Directors,

/s/ Jamieson Karson
Chairman and Chief Executive Officer

Staten Island, New York

January 21, 2016

TABLE OF CONTENTS

Page
PROXY STATEMENT	1

INFORMATION ABOUT VOTING	1

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 500,000,000 SHARES AND SHARES OF PREFERRED STOCK FROM 25,000,000 TO 50,000,000 SHARES	5

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	7

LIMITS ON LIABILITY AND INDEMNIFICATION	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

AVAILABILITY OF REPORT ON FORM 10-K	10

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS	10

APPENDIX A	A-1

i

SOUPMAN, INC.

1110 South Avenue, Suite 100
Staten Island, New York 10314
(212) 768-7687

PROXY STATEMENT

This proxy statement is being furnished to holders of shares of common stock, $0.001 par value per share, of Soupman, Inc., a Delaware corporation (“we,” us,” or the “Company”), in connection with the solicitation of proxies on behalf of our Board of Directors for use at a special meeting of stockholders to be held on February 16, 2016 at 9:00 a.m. (Eastern time), at the offices of the Company’s attorneys McLaughlin & Stern located at 260 Madison Avenue, New York,  New York 10016, and at any adjournment or postponement of our 2016 special meeting. The purpose of the special meeting and the matters to be acted on are stated in the accompanying notice of special meeting of stockholders. The Board of Directors knows of no other business that will come before the special meeting.

The notice of our special meeting, this proxy statement, and a proxy card are being mailed to our stockholders on or about January 23, 2016. We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

Our Board of Directors is soliciting votes FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000.

INFORMATION ABOUT VOTING

Q:	Why am I receiving these materials?

A:

The Board of Directors is providing these proxy materials for you in connection with a special meeting of stockholders, which is scheduled to take place on February 16, 2016. As a stockholder of record as of January 15, 2016, you are invited to attend the special meeting and to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the special meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	What items of business will be voted on at the special meeting?

A:

The item of business scheduled to be voted on at the special meeting is the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000. We will also consider any other business that properly comes before the special meeting.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on January 15, 2016, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, VStock Transfer, Inc., you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Board of Directors or to vote in person at the meeting. The Board of Directors has enclosed a proxy card for you to use to grant a voting proxy to the Board of Directors.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the special meeting. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy from them giving you the right to vote the shares. Your broker or nominee should have enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. Because of recent rule changes, the uncontested election of directors is no longer considered a routine matter. Therefore, brokers do not have the discretion to vote on the election of directors. If you hold your shares in street name and you do not instruct your broker how to vote in these matters, no votes will be cast on your behalf. These “Broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:	May I attend the special meeting?

A:

You are entitled to attend the special meeting only if you were a stockholder as of the close of business on January 15, 2016, or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 15, 2016, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting. The special meeting will begin promptly at 9:00 a.m. (Eastern time). Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the special meeting?

A:

You may vote by ballot in person at the special meeting any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

Q:	How can I vote my shares without attending the special meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted. If you are a stockholder of record, you may cause your shares to be voted as you instruct by granting a proxy to our Board of Directors. If you hold shares in street name, you may cause your shares to be voted as you instruct by submitting voting instructions to your broker or nominee. Each record holder of our common stock may appoint a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope. Each stockholder who holds shares in street name may vote by mail by completing, signing, and dating a voting instruction card provided by the broker or nominee and following the other instructions of your broker or nominee.

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to the Corporate Secretary, Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314.

Q:	Can I revoke my proxy?

A:

You may revoke your proxy before it is voted at the meeting. To revoke your proxy, notify our corporate secretary in writing, or deliver to our corporate secretary a duly executed proxy bearing a later date. You may also revoke your proxy by appearing at the meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy.

Q:	Who can help answer my questions?

A:

If you have any questions about the special meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314 or by phone at (212) 768-7687.

Q:	How are votes counted?

A.

With respect to the proposal for the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you vote ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000, FOR the approval, on advisory basis, of the compensation of our named executive officers.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding on January 15, 2016 is necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares) are relevant in determining whether a quorum is present at the meeting.

Q:	What is the voting requirement to approve the proposal?

A:

The proposal requires the affirmative FOR vote of a majority of the shares entitled to vote on that proposal at the special meeting. Accordingly, abstentions on these proposals will have the same effect as a vote against the proposal. Broker non-votes will have no effect on these proposals.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K which will be filed within four days of the meeting.

Q:	What happens if additional matters are presented at the special meeting?

A:

Other than the item of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders, Mr. Robert N. Bertrand, our President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on January 15, 2016, the record date, is entitled to be voted on all items being voted on at the special meeting, with each share being entitled to one vote on each matter. As of this date, 73,890,063 shares of common stock were issued and outstanding and entitled to 73,890,063 votes,  19,815,051 shares of preferred Series B stock were issued and outstanding and entitled to 198,150,510 votes and 1,725,000 shares of preferred Series C stock were issued and outstanding and entitled to 34,500,000 votes.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the special meeting?

A:

The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1

AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE

THE AUTHORIZED NUMBER SHARES OF COMMON AND PREFERRED STOCK

Purpose: Soupman’s board of directors has unanimously adopted a resolution seeking shareholder approval to authorize an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares and shares of preferred stock from 25,000,000 to 50,000,000 shares. Soupman’s Certificate of Incorporation, as currently in effect, authorizes Soupman to issue up to 75,000,000 shares of common stock and 25,000,000 shares of preferred stock.  Upon the filing of the amendment, Soupman will be authorized to issue 500,000,000 shares of common stock and 50,000,000 shares of preferred stock. A copy of the proposed amendment is attached hereto as Appendix A.

The Board of Directors of directors believes that authorizing this increase in the number of authorized shares of common stock and preferred stock is in the best interest of Soupman and its shareholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized and that it will provide the Company with available shares of both common stock and preferred stock that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings.

On January 15, we had convertible debt in outstanding principal and interest balance of $1,381,472 convertible into shares of common stock at $0.04 per share. In addition, our Series A preferred shares converts into shares of common stock at a rate of one (1) share of common stock for each share of preferred stock, our Series B preferred shares convert into common stock at a rate of ten (10) shares of common stock for each preferred share of stock and our Series C preferred shares, issued on January 15, 2016 convert into common stock at a rate of twenty (20) shares of common stock for each preferred share of stock.  Using the January 15, 2016 numbers, if all of the Company’s outstanding debt, warrants and all of our preferred stock were to convert to common stock, we would be required to issue approximately an additional 350,930,902 shares, which would exceed the number of shares currently available for issuance (even when including the existing “reserves” for certain convertible notes). The Board of Directors of directors believes that it is in Soupman's and Soupman's shareholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable Soupman to promptly take advantage of market conditions and the availability of favorable opportunities to enable it to meet any obligations it may have to issue shares of common stock. The Board of Directors of directors has no immediate plans, understandings, agreements or commitments for issuances of stock other than upon conversion of existing securities; however, if an opportunity should present itself, we may issue shares of common stock or preferred stock in connection therewith.

The increased capital will provide the Board of Directors of directors with the ability to issue additional shares of stock without further vote of the shareholders of Soupman, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of Soupman are then listed. Under Soupman’s Certificate of Incorporation, the Soupman shareholders do not have preemptive rights to subscribe to additional securities which may be issued by Soupman, which means that current shareholders do not have a prior right to purchase any new issuance of capital stock of Soupman in order to maintain their proportionate ownership of Soupman's stock.

Effect: Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized common shares will have voting and other rights identical to those of the currently issued common stock. However, the increase could have a dilutive effect on the voting power of existing shareholders. The preferred stock will have the rights and preferences designated by the Board of Directors which may exceed the current rights and preferences of the common stock and outstanding preferred stock.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors of directors. For example, it may be possible for the Board of Directors of directors to delay or impede a takeover or transfer of control of Soupman by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors of directors determines is not in the best interests of Soupman and our shareholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Soupman shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Soupman’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of Soupman’s business. However, the Board of Directors of directors is not aware of any attempt to take control of Soupman and the Board of Directors of directors did not propose the increase in Soupman's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the outstanding common stock and preferred stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote and the Series B preferred stock will continue to entitle its owners to ten votes per share. As a result of the increased authorization, the potential number of shares of common stock and preferred stock outstanding will be increased. There are currently no additional shares of Series B preferred stock available for issuance.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 500,000,000 SHARES AND SHARES OF PREFERRED STOCK FROM 25,000,000 TO 50,000,000 SHARES

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may direct any communications intended for the Board of Directors to our Corporate Secretary, by telephone to (212) 768-7687, by facsimile to (212) 768-7055, or by mail to Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314.

This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes to direct any communication to a specific board member, the name of that board member should be noted in the communication. The Board of Directors has instructed the corporate secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the corporate secretary to review all stockholder correspondence and, in the corporate secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

LIMITS ON LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation eliminates the personal liability of our directors to the Company and its stockholders for monetary damages for breach of their fiduciary duties in certain circumstances. Our Certificate of Incorporation further provides that we will indemnify our officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 15, 2016, the total number of shares owned beneficially by each of our directors and executive officers individually and our directors and executive officers as a group, and the present owners of 5% or more of our total outstanding.

Unless otherwise specified, the address of each of the individuals listed below is c/o Soupman, Inc., 1110 South Avenue, Staten Island, New York 10314

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Beneficially Owned(1)	Amount and Nature of Ownership of Series B Preferred stock	Percent of Series B Preferred Stock Owned(2)	Amount and Nature of Ownership of Series C Preferred stock(3)	Percent of Series C Preferred Stock Owned(4)	% Total Voting Power(4)
Named Executive Officers and Directors:
Jamieson Karson (5)	3,750,001	5.02%	—	0.00%	—	0.0%	1.22%
James Shipp (6)	325,000	*	—	0.00%	—	0.0%	0.11%
Ronald Crane (7)	207,500	*	—	0.00%	—	0.0%	0.07%
Rocco Fiorientino	75,000	*	—	0.00%	—	0.0%	0.02%
Randy Beller(8)	1,750,000	2.31%	175,000	0.88%	—	0.0%	0.57%
Robert N. Bertrand (9)	2,652,178	3.58%	—	0.00%	—	0.0%	0.86%
Daniel Rubano (10)	6,749,492	9.10%	—	0.00%	—	0.0%	2.20%
All officers and directors as a group (7 persons)	15,509,171	20.01%	175,000	0.88%	—	0.0%	5.05%

Arnold Casale (11)	4,221,835	5.69%	—	0.00%	—	0.0%	1.38%
Wealth Colony, LLC, 745 Hope Road, Eatontown, NJ 07724 (12)	45,004,400	37.85%	4,500,440	22.71%	—	0.0%	14.66%
Perry Trebatch, 32 Nassau Drive, Great Neck, NY 11021 (13)	13,250,000	15.34%	1,250,000	6.31%	—	0.0%	4.32%
Joseph Corso, 15 Ottavio Promenade, Staten Island, NY 10307 (14)	13,157,211	9.99%	2,281,373	11.51%	1,750,000	100.0%	9.99%
Anthony Perosi, 420 Hoyt Ave, Staten Island, NY 10301 (15)	4,685,116	4.99%	2,000,000	10.09%	—	0.0%	4.99%

———————

1.

Based on 73,890,063 shares of common stock as of January 15, 2016.

2.

Based on 19,815,051 shares of Series B preferred stock outstanding at January 15, 2016. Each share of Series B preferred stock is entitled to ten (10) votes per share.

3.

Based on 1,750,000 shares of Series C preferred stock outstanding at January 15, 2016.  Each share of series C preferred stock is entitled to twenty (20) votes per share.

4.

Based on a total of 307,040,573 votes.  Percentage of total voting power represents voting power with respect to all shares of our common stock and Series B and C preferred stock, as a single class. Holders of our common stock are entitled to one vote per share, holders of our Series B preferred stock are entitled to ten votes per share and holders of our Series C preferred stock are entitled to twenty votes per share.

5.

Consists of 2,916,668 shares of common stock owned as of January 15, 2016 and 833,333 shares of common stock to be issued within 60 days of January 15, 2016, pursuant to his employment agreement.

6.

Consists of 225,000 shares of common stock owned as of January 15, 2016 and 100,000 stock warrants that the beneficial owner has the right to exercise on the date hereof.

7.

Consists of 57,500 shares of common stock as of January 15, 2016 and 150,000 stock warrants that the beneficial owner has the right to exercise on the date hereof.

8.

Consists of 175,000 shares of Series B preferred stock that has the right to 1,750,000 votes.

9.

Consists of 2,402,178 shares of common stock owned as of January 15, 2016 and 250,000 stock options that the beneficial owner has the right to exercise on the date hereof.

10.

Consists of 6,499,492 shares of common stock owned as of January 15, 2016 and 250,000 stock options that the beneficial owner has the right to exercise on the date hereof.

11.

Consists of 3,971,835 shares of common stock owned as of January 15, 2016 and 250,000 stock options that the beneficial owner has the right to exercise on the date hereof.

12.

Consists of 4,500,440 shares of Series B preferred stock that has a right to 45,004,400 votes.

13.

Consists of 750,000 shares of common stock owned as of January 15, 2016, and 1,250,000 shares of Series B preferred stock that has a right to 12,500,000 votes.

14.

Joe Corso has a contractual agreement with us that limits his beneficial ownership of our equity securities to no more than 9.99% of the voting power of the Company at any one time. Includes 2,755,000 shares of common stock, 2,281,373 shares of Series B preferred stock, and 1,750,000 shares of Series C preferred stock that in total is limited to 30,673,353 votes due to the contractual limit.

15.

Anthony Perosi has a contractual agreement with us that limits his beneficial ownership of our equity securities to no more than 4.99% of the voting power of the Company at any one time. Consists of 2,000,000 shares of Series B preferred stock that is limited to 15,321,325 votes due to the contractual limit.

AVAILABILITY OF REPORT ON FORM 10-K

Our audited consolidated financial statements are included in our Annual Report on Form 10-K for the fiscal year ending August 31, 2015 filed with the SEC, 100 F Street, N.E., Washington, D.C. 20549. Upon your written request, we will provide to you a complimentary copy of our 2015 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Your request should be mailed to Soupman, Inc., Attention: Corporate Secretary, Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314. A complimentary copy may also be obtained at the internet website maintained by the Securities and Exchange Commission at www.sec.gov, and by visiting our internet website at www.originalsoupman.com and clicking on “Investors,” then on “SEC Filings.”

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Soupman, Inc., Attention: Corporate Secretary, Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314 or by calling us at (212) 768-7687. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

Available Information on Corporate Governance and SEC Filings

Through our website ( www.originalsoupman.com ), we make available, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the Securities and Exchange Commission, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We also make the following documents available on ours website: the Audit Committee Charter; the Compensation Committee Charter; the Nominations Committee Charter; our Code of Conduct; and our Code of Ethics for Financial Management. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Soupman, Inc., Attention: Corporate Secretary, Soupman, Inc., 1110 South Avenue, Suite 100, Staten Island, New York 10314.

No person is authorized to give any information or make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

SOUPMAN, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
IN CONNECTION WITH THE 2015 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. (EASTERN TIME) ON FEBRUARY 16, 2015

PROXY: ROBERT N. BERTRAND, is hereby appointed by the undersigned as attorney and proxy with full power of substitution, to vote at the 2016 Special Meeting of Stockholders of Soupman, Inc. and at any adjournment(s) or postponement(s) of that meeting.

WITH RESPECT TO ANY MATTER THAT SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING THAT IS NOT SPECIFIED HEREIN, THIS PROXY, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER.

PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE BOARD OF DIRECTORS OF SOUPMAN, INC.
RECOMMENDS THAT YOU VOTE
FOR PROPOSAL 1

PROPOSAL 1. Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000;

FOR	AGAINST	ABSTAIN
☐	☐	☐

Dated: ______________

_________________________________________

Signature(s) of Stockholder(s)

Title:

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUPMAN, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned person, desiring to amend the Certificate of Incorporation of Soupman, Inc. under the laws of the State of Delaware, does hereby sign, verify, and deliver to the Office of the Secretary of State of Delaware, this amendment to the certificate of incorporation for the above-named company (hereinafter referred to as the "Corporation"):

1.	The amendment contained herein was approved by a majority vote of shareholders of the Corporation on February __, 2016.

2.

The first paragraph of Article FOURTH is hereby amended by changing the amount of shares of common stock from 75,000,000 shares to 500,000,000 shares and the amount of preferred stock from 25,000,000 to 50,000,000 and shall be read as follows:

“FOURTH: The total number of shares of stock that the Corporation is authorized to issue is five hundred million (500,000,000) shares of common stock, par value $.001 per share, and fifty million (50,000,000) shares of preferred stock, par value $.001 per share, of which two million five hundred thousand (2,500,000) shares have been designated Series A convertible preferred stock and forty seven million five hundred thousand (47,500,000) shares have been designated as Series B preferred stock, par value $.001 per shares.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Robert Bertrand, its President, this __ day of February, 2016.

SOUPMAN, INC.

By:
Robert N. Bertrand, President

A-1